Exhibit 99

Family Dollar Reports First Quarter Financial Results and December Sales Results

  First Quarter Earnings Per Diluted Share of $0.36; Excluding Merger Fees, Adjusted First Quarter Diluted EPS of $0.44
  First Quarter Comparable Store Sales Decrease 0.4%
  December Comparable Store Sales Increase 1.2%

MATTHEWS, N.C.--(BUSINESS WIRE)--January 8, 2015--Family Dollar Stores, Inc. (NYSE: FDO) today reported that net income per diluted share in the first quarter of fiscal 2015 ended November 29, 2014, was $0.36 compared to $0.68 in the first quarter of fiscal 2014 ended November 30, 2013. Excluding fees related to the pending merger with Dollar Tree, Inc. (NASDAQ: DLTR), first quarter fiscal 2015 net income per diluted share was $0.44. The tables included in this press release provide a reconciliation of GAAP to non-GAAP measures.

“As expected, the first quarter of fiscal 2015 was very challenging, as we continued our transition from a very promotional merchandising strategy to a more everyday low price strategy. During the quarter, gross margin continued to be pressured by the impact of our pricing investments, as well as strong growth of lower-margin consumable categories, including food and tobacco. Our team did a good job of controlling expenses; however, ongoing topline challenges and continued margin pressures impacted our net profitability,” said Howard R. Levine, Chairman and CEO. “As we look to the rest of fiscal 2015, we are focused on driving more profitable sales growth, and the second quarter is off to a solid start. Comparable store sales in December increased 1.2%, with fewer in-season promotional markdowns than last year and growth in customer traffic.”

“In fiscal 2014, we implemented a number of initiatives designed to drive sales and reposition our cost structure. We invested $50 million, on an annualized basis, to reduce prices in key areas; we closed 377 underperforming stores; and we took actions to reduce corporate overhead and re-align key organizational functions to reduce our infrastructure costs. While we are still in the early stages of our turnaround plan, we are beginning to see some stabilization in key areas, and we continue to believe that the strategic actions we have taken will position the Company for better long-term performance,” continued Levine.

First Quarter Results

Total net sales in the first quarter of fiscal 2015 increased 2.3% to $2.56 billion from $2.50 billion in the first quarter of fiscal 2014. Comparable store sales for the 13-week period decreased 0.4% as a result of slight decreases in both the average customer transaction value and the number of customer transactions.

Net sales of Consumables increased 3.5% in the first quarter of fiscal 2015 and represented 75.8% of total net sales, compared to 74.9% in the first quarter of fiscal 2014. Net sales of Discretionary categories (including apparel and accessories, home products, and seasonal and electronics) decreased 1.3% in the first quarter of fiscal 2015 to 24.2% of net sales, compared to 25.1% of net sales in the first quarter of fiscal 2014.

Gross profit for the first quarter of fiscal 2015 was $852.9 million, or 33.4% of net sales, compared to $856.8 million, or 34.3% of net sales, in the first quarter of fiscal 2014. As a percentage of sales, the impact of lower markups and stronger sales of lower-margin consumables was partially offset by lower markdowns.

Selling, general and administrative (“SG&A”) expenses in the first quarter of fiscal 2015 were $773.4 million, or 30.3% of sales, as compared to $736.5 million, or 29.5% of sales, in the first quarter of fiscal 2014. Reflecting the decrease in comparable stores sales, many expenses were deleveraged in the quarter. The increase in SG&A, as a percentage of net sales, was primarily a result of higher occupancy costs, including rent, depreciation, property taxes, and utilities.

Operating profit for the first quarter of fiscal 2015 was $70.7 million or 2.8% of sales. In the first quarter of fiscal 2015, the Company incurred $8.9 million in expenses related to the Company’s pending merger with Dollar Tree. Excluding these merger expenses, adjusted operating profit in the first quarter of fiscal 2015 was $79.5 million, or 3.1% of sales, as compared to $120.3 million, or 4.8% of sales, in the first quarter of fiscal 2014.

The effective tax rate in the first quarter of fiscal 2015 was 41.7%. The increase in the effective tax rate in the first quarter of fiscal 2015, as compared to the first quarter of fiscal 2014, was primarily due to non-deductible expenses associated with the pending merger with Dollar Tree and lower federal job tax credits. Various federal jobs tax credit programs expired at the end of 2013 but were retroactively reinstated in December 2014. Excluding the impact of the merger fees, the effective income tax rate in the first quarter of fiscal 2015 was 37.1% as compared to 35.4% in the first quarter of fiscal 2014.

Net income in the first quarter of fiscal 2015 was $41.4 million. Adjusted net income for the first quarter of fiscal 2015 was $50.2 million, excluding fees related to the Company’s pending merger with Dollar Tree, compared with $78.0 million in the first quarter of fiscal 2014.

Merchandise Inventories

The Company’s merchandise inventories at November 29, 2014, increased 4.1% to $1.71 billion compared with $1.65 billion at November 30, 2013. Average inventory per store at the end of the first quarter of fiscal 2015 was approximately 3% higher than the average inventory per store at the end of the first quarter of fiscal 2014. The increase in average inventory per store was primarily the result of the Company’s expanded assortment of tobacco and food.

Capital Expenditures

Capital expenditures were $103.5 million in the first quarter of fiscal 2015 as compared to $112.5 million in the first quarter of fiscal 2014. The reduction in capital expenditures was primarily due to fewer new store openings and a reduction in technology investments. These reductions were partially offset by increased investments in security equipment and merchandise fixtures in existing stores.

During the first quarter of fiscal 2015, the Company opened 59 new stores as compared to 126 new store openings in the first quarter of fiscal 2014. The Company also renovated, relocated or expanded 178 stores in the first quarter of fiscal 2015 as compared to 179 stores in the first quarter of fiscal 2014.

Earnings Conference Call Information

The Company plans to host a conference call with investors today, January 8, 2015, at 10:00 a.m. ET to discuss the results. The Company will also discuss business initiatives for fiscal 2015. After some prepared remarks by management, participants will have an opportunity to ask questions. The Company’s responses to questions, as well as other matters discussed during the conference call, may include information that has not been disclosed previously.

If you wish to participate, please call (888) 487-0361 for domestic US calls and (719) 325-2199 for international calls at least 10 minutes before the call is scheduled to begin. The passcode for the conference call is 9323120 or “FAMILY DOLLAR.”

A live webcast of the conference call with accompanying slides can be accessed at the following link.

http://investor.familydollar.com/investors-relations/default.aspx

A replay of the webcast will be available at the address noted above after 11:00 a.m. ET, January 8, 2015.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the proposed merger between Dollar Tree and Family Dollar, on October 28, 2014, the Securities and Exchange Commission (SEC) declared effective Dollar Tree’s registration statement on Form S-4 that included a definitive proxy statement of Family Dollar that also constitutes a prospectus of Dollar Tree. On October 28, 2014, Family Dollar commenced mailing the definitive proxy statement/prospectus to stockholders of Family Dollar. INVESTORS AND SECURITY HOLDERS OF FAMILY DOLLAR ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders are able to obtain free copies of the registration statement and the definitive proxy statement/prospectus (when available) and other documents filed with the SEC by Dollar Tree and Family Dollar through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Dollar Tree are available free of charge on Dollar Tree’s internet website at www.DollarTree.com under the heading “Investor Relations” and then under the heading “Download Library” or by contacting Dollar Tree’s Investor Relations Department at 757-321-5284. Copies of the documents filed with the SEC by Family Dollar are available free of charge on Family Dollar’s internet website at www.FamilyDollar.com under the heading “Investor Relations” and then under the heading “SEC Filings” or by contacting Family Dollar’s Investor Relations Department at 704-708-2858.

Participants in the Solicitation For the Proposed Dollar Tree/Family Dollar Merger

Dollar Tree, Family Dollar, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of Family Dollar common stock in respect of the proposed merger between Dollar Tree and Family Dollar. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in favor of the proposed merger are set forth in the proxy statement/prospectus filed with the SEC. You can also find information about Dollar Tree’s and Family Dollar’s directors and executive officers in Dollar Tree’s definitive proxy statement filed with the SEC on May 12, 2014, and in Family Dollar’s Annual Report on Form 10-K for the fiscal year ended August 30, 2014, respectively. You can obtain free copies of these documents from Dollar Tree or Family Dollar using the contact information above.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and information about our current and future prospects and our operations and financial results are based on currently available information. Various risks, uncertainties and other factors could cause actual future results and financial performance to vary significantly from those anticipated in such statements. The forward-looking statements contained herein include assumptions about our operations, such as cost controls and market conditions, and certain plans, activities or events which we expect will or may occur in the future and relate to, among other things, the business combination transaction involving Dollar Tree and Family Dollar, the unsolicited tender offer and proposals from Dollar General and any other alternative business combination transactions, the financing of the proposed transactions, the benefits, results, effects, timing and certainty of the proposed transactions, future financial and operating results, expectations concerning the antitrust review process for the proposed transactions and the combined company’s plans, objectives, expectations (financial or otherwise) and intentions.

Risks and uncertainties related to the proposed mergers include, among others: the risk that Family Dollar’s stockholders do not approve either merger; the risk that the merger agreement is terminated as a result of a competing proposal; the risk that regulatory approvals required for either merger are not obtained on the proposed terms and schedule or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of either merger are not satisfied; the risk that the financing required to fund either transaction is not obtained; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of either merger; uncertainties as to the timing of either merger; competitive responses to either proposed merger; response by activist stockholders to either merger; costs and difficulties related to the integration of Family Dollar’s business and operations with Dollar Tree’s or other potential business combination transaction counterparties’ business and operations; the inability to obtain, or delays in obtaining, the cost savings and synergies contemplated by either merger; uncertainty of the expected financial performance of the combined company following completion of either proposed transaction; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with either proposed transaction and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; unexpected costs, charges or expenses resulting from either merger; litigation relating to either merger; the outcome of pending or potential litigation or governmental investigations; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions. Consequently, all of the forward-looking statements made by Family Dollar, in this and in other documents or statements are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in Family Dollar’s Annual Report on Form 10-K for the fiscal year ended August 30, 2014, and other reports filed by Family Dollar with the SEC, which are available at the SEC’s website http://www.sec.gov.

Please read our “Risk Factors” and other cautionary statements contained in these filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Family Dollar undertakes no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law. As a result of these risks and others, actual results could vary significantly from those anticipated herein, and our financial condition and results of operations could be materially adversely affected.

About Family Dollar Stores, Inc.

For more than 50 years, Family Dollar has been providing value and convenience to customers in easy-to-shop neighborhood locations. Family Dollar’s mix of name brands and quality, private brand merchandise, appeals to shoppers in more than 8,100 stores in rural and urban settings across 46 states. Helping families save on the items they need with everyday low prices creates a strong bond with customers who refer to their neighborhood store as “my Family Dollar.” Headquartered in Matthews, North Carolina, just outside of Charlotte, Family Dollar is a Fortune 300, publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	For the First Quarter Ended
(in thousands, except per share amounts)	November 29, 2014	% of Net Sales	November 30, 2013	% of Net Sales

Net sales	$2,556,422	100.00%	$2,499,691	100.00%

Cost of sales	1,703,475	66.64%	1,642,850	65.72%

Gross profit	852,947	33.36%	856,841	34.28%

Selling, general and administrative expenses	773,427	30.25%	736,522	29.46%

Merger fees	8,861	0.35%	—	0.00%

Operating profit	70,659	2.76%	120,319	4.81%

Investment income	30	0.00%	58	0.00%

Interest expense	7,660	0.30%	6,923	0.28%

Other income	7,964	0.31%	7,406	0.30%

Income before income taxes	70,993	2.78%	120,860	4.83%

Income taxes	29,616	1.16%	42,833	1.71%

Net income	$41,377	1.62%	$78,027	3.12%

Net income per common share - basic	$0.36		$0.68
Weighted average shares - basic	114,157		114,581

Net income per common share - diluted	$0.36		$0.68
Weighted average shares - diluted	114,475		115,084

Dividends declared per common share	$0.31		$0.26

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited)

	As of
(in thousands, except per share and share amounts)	November 29, 2014	November 30, 2013
Assets
Current assets:
Cash and cash equivalents	$209,008	$170,465
Short-term investment securities	4,003	4,007
Restricted cash and investments	30,892	33,844
Merchandise inventories	1,712,342	1,645,676
Deferred income taxes	61,709	37,786
Income tax refund receivable	43,872	—
Prepayments and other current assets	185,506	159,735
Total current assets	2,247,332	2,051,513

Property and equipment, net	1,709,237	1,759,485
Investment securities	—	20,565
Other assets	75,429	76,619

Total assets	$4,031,998	$3,908,182

Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings	$270,000	$242,000
Current portion of long-term debt	185,200	16,200
Accounts payable	695,443	757,624
Accrued liabilities	320,205	317,725
Income taxes	4,755	22,155
Total current liabilities	1,475,603	1,355,704

Long-term debt	299,064	484,112
Other liabilities	311,098	292,447
Deferred gain	222,720	214,489
Deferred income taxes	36,840	22,506
Commitments and contingencies	—	—

Shareholders' Equity:
Preferred stock, $1 par; authorized and unissued 500,000 shares	—	—
Common stock, $.10 par; authorized 600,000,000 shares	12,118	12,055
Capital in excess of par	348,350	316,362
Retained earnings	1,730,071	1,617,716
Accumulated other comprehensive loss	(331)	(1,922)
Common stock held in treasury, at cost	(403,535)	(405,287)
Total shareholders' equity	1,686,673	1,538,924

Total liabilities and shareholders' equity	$4,031,998	$3,908,182

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For the First Quarter Ended
(in thousands)	November 29, 2014	November 30, 2013
Cash flows from operating activities:
Net income	$41,377	$78,027
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,702	61,734
Amortization of deferred gain	(4,848)	(4,205)
Lease obligations on closed stores due to restructuring	(7,019)	—
Merger fees	5,969	—
Deferred income taxes	9,637	1,402
Excess tax benefits from stock-based compensation	(3,387)	(5,244)
Stock-based compensation	2,800	5,530
Loss on disposition of property and equipment	2,151	2,865
Changes in operating assets and liabilities:
Merchandise inventories	(102,410)	(178,661)
Prepayments and other current assets	(3,697)	1,828
Other assets	(8,003)	1,057
Accounts payable and accrued liabilities	(117,867)	27,876
Income taxes	20,586	30,671
Other liabilities	1,865	3,253
Net cash (used in)/provided by operating activities	(93,144)	26,133

Cash flows from investing activities:
Purchases of investment securities	(6,337)	(2,529)
Sales of investment securities	11,224	26,111
Net change in restricted cash	(13)	373
Capital expenditures	(103,470)	(112,467)
Net proceeds from sale-leaseback	14,369	570
Proceeds from dispositions of property and equipment	750	165
Net cash used in investing activities	(83,477)	(87,777)

Cash flows from financing activities:
Short-term borrowings	764,000	686,000
Repayment of short-term borrowings	(494,000)	(444,000)
Repayment of long-term debt	(16,200)	(16,200)
Repurchases of common stock	—	(125,038)
Changes in cash overdrafts	9,604	3,964
Proceeds from exercise of employee stock options	14,334	11,072
Excess tax benefits from stock-based compensation	3,387	5,244
Payment of dividends	(35,336)	(29,932)
Net cash provided by financing activities	245,789	91,110

Net change in cash and cash equivalents	69,168	29,466
Cash and cash equivalents at beginning of period	139,840	140,999
Cash and cash equivalents at end of period	$209,008	$170,465

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES Selected Additional Information

RECONCILIATION OF NON-GAAP DISCLOSURES:
		For the First Quarter Ended
(in thousands, except per share amounts)		November 29, 2014	November 30, 2013

Operating profit		$70,659	$120,319
Merger fees		8,861	—
Adjusted operating profit		$79,520	$120,319

Net income		$41,377	$78,027
After-tax impact of merger fees		8,861	—
Adjusted net income		$50,238	$78,027

Diluted net income per common share		$0.36	$0.68
Per share impact of merger fees		$0.08	—
Adjusted diluted net income per common share		$0.44	$0.68

NET SALES BY CATEGORY:
	For the First Quarter Ended
(in thousands)	November 29, 2014	November 30, 2013	% Change
Consumables	$1,937,752	$1,873,096	3.5%
Discretionary
Home products	228,970	240,496	-4.8%
Apparel and accessories	169,777	171,524	-1.0%
Seasonal and electronics	219,923	214,575	2.5%
	618,670	626,595	-1.3%

TOTAL SALES	$2,556,422	$2,499,691	2.3%

STORES IN OPERATION:
	For the First Quarter Ended
	November 29, 2014	November 30, 2013	% Change
Beginning Store Count	8,042	7,916
New Store Openings	59	126
Store Closings	—	1
Ending Store Count	8,101	8,041	0.7%

Renovations, relocations and expansions	178	179

Total Selling Square Footage (000s)	58,616	57,807	1.4%

CONTACT:
Family Dollar Stores, Inc.
INVESTOR CONTACT:
Kiley F. Rawlins, CFA, 704-708-2858
krawlins@familydollar.com
or
MacKenzie Partners, Inc.
Dan Burch or Laurie Connell, 212-929-5500 or 800-322-2885
or
MEDIA CONTACT:
Wilkinson Brimmer Katcher
Matthew Sherman or Jamie Moser or Averell Withers or Joele Frank, 212-355-4449